Exhibit 2.1

2140015-7/1-1

DATE OF ISSUE	CERTIFICATE NUMBER	RUN/TFR. NO.	REGISTER	NUMBER OF SHARES

CNOOC Limited

(中國海洋石油有限公司)

(incorporated in Hong Kong with limited liability under the Companies Ordinance)

SHARE CERTIFICATE

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID SHARES AS DETAILED BELOW IN THE CAPITAL OF THE ABOVE-NAMED COMPANY SUBJECT TO THE ARTICLES OF ASSOCIATION OF THE COMPANY.

CODE:

NUMBER OF SHARES:

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE STATED ABOVE.

NO TRANSFER OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.

HONG KONG REGISTRAR: HONG KONG REGISTRARS LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN'S ROAD EAST, WANCHAI, HONG KONG.

Hong Kong Registrars

Hong Kong Security Printing Ltd. Tel. 2726 9288 Fax. 2726 9292		Note: There may be acceptable colour variation on the actual printing.
Job No. 2140015	1/2	Customer's Approval
Customer: **CNOOC Limited**		Date
Date Submitted 7-1-2014	1	Remarks

Hong Kong Security Printing Ltd. Note: There may be acceptable colour Tel. 2726 9288 Fax. 2726 9292 variation on the actual printing. Job No. 2140015 2/2 Customer 's Approval Customer: CNOOC Limited Date Date Submitted 7 - 1 - 2014 1 Remarks 2140015 - 7/1 - 1 FORM OF TRANSFER ೦ )} j j ೦ CNOOC L SELLER'S BROKER i; :1 ೦ c BUYER'S BRO KER ೦ :1 ೦ c 1 2 SELLER'S BRO ER i; :1 ೦ c BUYER'S BROKER ೦ :1 ೦ c 3 4 7 8 5 6 9 10 FOR THE CONSIDERATION stated on the right the "Registered Holder(s)" named overleaf (the "Transferor(s)") do/does hereby transfer to the "Transferee(s)" named below the share(s) represented by this certificate subject to the several conditions on which the said share(s) is/are now held by the Transferor(s), and the Transferee(s) do/does hereby agree to accept and be bound by the conditions appearing on the face of this certificate, and hold the said share(s) subject to the conditions aforesaid. ೦ A A t W A A [ - g Considerati on t TRANSFEREE(S) '< j A NAME(S) IN ENGLISH (Surname first) In block capitals ( .B) NOTE: (a) Name of Transferee in full i. e. surname, forenames or other names. Al!E e]5 .B ೦೦ (b)Address in full ilin: (Joint shareholders should give one address only. t * [ - g ೦ ilin: ) 1) NAME(S ) IN CHINES E 1) 2) 2) 3) 4) 3) 4) ADDRESS IN ENGLISH ilin: Bldg., Block, Room No. Existing shareholder(s) * yes no Street, Estate, Floor No. Occupation ffi * District, Town, Postcode (if any) ೦ Country Tel. No. DIVIDEND INSTRUCTIONS Name of Bank N j ACCOUNT NUMBER p Branch/Address j ilin: A ೦ in the presence of SIGNATURE OF WITNESS Address ilin: Occupation ffi * A ೦ in the presence of SIGNATURE OF WITNESS Address ilin: Occupation ffi * SIGNED by the parties to this transfer ೦ JJ ೦ ೦ Bt}j Signature(s) of Transferor(s) ( A ೦ ) Signature(s) of Transferee(s) ( A ೦ ) A ೦ V [Personal Information Collection Statement] A ೦ B A ೦ V ೦ A 0 P] A [The main provisions of the Personal Data (Privacy) Ordinance (the Ordinance ) came into effect in Hong Kong on 20 December 1996 . This Personal Information Collection Statement informs holders of shares as the data subject of the policies and practices of the Company's Hong Kong Share Registrar in relation to personal data and the Ordinance . ] ೦ 'E /M A lz ; [Reasons for the Collection of your Personal Data] ೦ A tt ೦ ೦ ೦ ೦ ifA ೦ ೦ p m)i2Oj} ೦ i::f ೦ ೦ p m)i2 ೦ ef t i A [From time to time it is necessary for the registered holders of shares to supply their latest correct personal data to the registrars when transferring shares into or out of their names or in procuring the services of the registrars.] ೦ * ೦ p m)i 2 fi ೦ ೦೦ p fil ೦ ೦೦ : !/Hj ೦ p ೦ m)i 2 Oj} [Failure to supply the requested data may result in delay or inability of the registrars to effect transfers or render their services . ] ೦ A m)i 2 3 : 6 J :: f i ,i ೦ J ೦ p [It is important that holders of shares inform the registrars concerned immediately of any inaccuracies in the data supplied . ] ೦ [Purposes] ೦ A A 'H* ) 3 : 6 JJJ ೦೦ ೦೦ t ¥ )'F ೦ ೦ : [The personal data of the holders of shares may be used, held and/or stored (by whatever means) for the following purposes : ] • ೦ ೦ A tt ೦ ೦೦ EB ೦ ೦ ifA [registering transfers into or out of the name of holders of shares] • ೦ t ¥ ೦ Jf ffl ೦ A [maintaining or updating the registers of members] • t t ೦ t&}Jlt t ೦ ೦ t t ೦ d ೦ [conducting or assisting to conduct signature verifications, any verification or exchange of information] • i 1 ljt ¥ )i 2 J ೦ [establishing benefit entitlements, such as dividends, rights issues and bonus issues etc . ] • ೦೦ ffl 0 P] ೦ ೦ r 0 P] ೦ i ; ೦ 0 P] ೦ ೦ r 0 P] IBft [distributing from or on behalf of the Company or and its subsidaries communications] • Jcf * [compiling statistical information and shareholder profiles] • ೦ ೦ : ! J!W ೦ J! 'F El ' . B [making disclosures as required by laws, rules or regulations] • El ' . B ,i )f'F l lj* l [disclosing relevant information to facilitate claims on entitlements] • W ffl 3 : 6 J ೦ f † [ - g ೦† ffl † ೦ A :: f ೦ [ - g 3 : 6 J ೦ f † [any other incidental or associated purposes relating to the above and any other purpose which the holders of shares may from time to time agree] fAm)i 2 ffl A [Transfer of Personal Data] ೦ p ೦ A ೦ ೦ p 'F , ) i A t i )f 'F ೦ 3 : 6 J ೦ ೦ ೦ A A ೦ 3 : 6 J ೦ A El ' . B 1 ೦ m)i 2 ffl :: f ೦ ili : [Data held by the registrars relating to the holders of shares will be kept confidential but the registrars may, to the extent necessary for achieving the above purposes or any of them, make such enquiries as they consider necessary to confirm the accuracy of the personal data and in particular, they may disclose, obtain, transfer (whether within or outside Hong Kong) the personal data of the holders of shares to, from or with any and all of the following persons and entities : ] • 0P] ೦೦೦ 3: i; A :jj} /ff 5 ii ೦ p [the Company or its appointed agents such as financial advisers and overseas principal registrars] • 3:6J 0P] m)i2 W ೦ *j}1'F ffl j ft ೦ An ೦೦ fOj} i; A e]h ೦ rmi Oj})i2 A [any agents, contractors, thirdoparty service providers who offer administrative, telecommunications, computer, payment or other services to the Company's Hong Kong Share Registrar in connection with the operation of their business] • 3 : 6 J ೦ >g ೦ JN mffl [any regulatory or governmental bodies] • W ೦ A *j}tt 0 ೦೦ ffl *j}tt 0 3 : 6 J ೦ fA ೦ ml N j ff : ffi fffi ೦ ೦ c ೦ [any other persons or institutions with which the holders of shares have or propose to have dealings, such as their bankers, solicitors, accountants or stockbrokers etc . ] J A [Access and Correction of Personal Data] . i \ i ೦ A l lj f ೦ p ೦ ೦ A l * 1 J 3 : 6 J :: f i [The Ordinance provides the holders of shares with rights to ascertain whether the registrars hold their personal data, to obtain a copy of that data, and to correct any data that is inaccurate . ] ೦ p l 3:6J ffl ೦ J ೦ ffl ೦ 0P] ೦ l j} 3:m [In accordance with the Ordinance, the registrars have the right to charge a reasonable fee for the processing of any data access request. All requests for access to data or correction of data or for information regarding policies and practices and kinds of data held should be addressed to Company's Hong Kong Share Registrar concerned for the attention of the Privacy Compliance Officer.]